perceptre

Worldwide Intelligence Marketplace and Case Management

Invest $99.12 minimum investment

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Introduction

Through our partnership with ex-fbi-agents.com, we have immediate access to over 600 vetted former FBI Special Agents(Assets). We will provide the general public access to these Assets that is currently unattainable.

Not only will we capture market share from the existing $5b Private Investigation industry, we will tap into an entirely new customer base.

- perceptre Case Management System will eliminate traditional email, snail mail, and wasted time on the phone by shortening the distance between the client and the Asset to just a few mouse clicks.
- The founders have built several automated database-driven background check order and report generation systems for Fortune 500 and Federal Government contracts.
- Our Board of Directors and Advisory Board have over 100 years of combined FBI experience.
- perceptre will access data sources and/or put feet on the ground in almost any major city in the world and will then compile the data from all sources into a "Report On Investigation," or ROI.
- By bringing together these resources, perceptre will disrupt the Private Investigation industry.

Perceptre Platform Features


• Facilitate information exchange
• Formal Report on Investigation
• Categorize by specialty and geography
Case Management
Human Assets Management
Collect & Distribute Payments
Hosted Website
• Standard Initial Consultation Fee
• Hourly Tiered Rate Structure
• Content Management for Firms
• Enhancing Security & Consistency

A Message From The Founder


perceptre

The Market

The Private Investigation industry is currently very fragmented and is begging for consolidation. There are 4,390 Investigation Firms in U.S* The average firm has revenues of $1.1 million, and 9 employees **.

*Source: Pell Research LLC 2016 Premium Report on Investigation Services

**Source: Analysis of U.S. federal statistics by Pell Research LLC

The capability to develop scalable technology platforms is reserved for only the largest organizations making now the perfect time to develop this peer to peer system. This will allow all participating investigators to have access to a best in class platform.

With law enforcement and government bodies having to focus increasingly on security and terrorist related activities there is a great need for them to engage 3rd party resources. In addition the public will be able to further pursue investigations when law enforcement is unable or restricted.

The current size of the Investigation Services market is $4.7 billion.

TRUSTIFY.INFO is only similar system we have been able to find. They were funded in summer of 2015 with $1m seed funding. Trustify marketing is directed primarily at consumer space and has been developing Asset network for two years. In addition to general public perceptre will be servicing large organizations, governments, and the network of ex-fbi-agents.com that has been developing for over ten years.

Success So Far

Our initial pool of investigators is already catalogued with over 147 services available to provide to our end users. We will also consolidate purchasing power with products such as Motor Vehicle Records using scale to generate profit for perceptre and savings for the investigators.

The board and advisory board members have worked with and known each other for over fifteen years and developed a very similar model in the employment screening and security clearance space. The experience of this team covers developing the technology platform, running operations, knowledge of industry regulations, federal law enforcement, contracting with federal government, and a circle of influence that can reach into all aspects of investigative and security products and services.

Because of our collective experience and the initial access to former FBI Special Agents we will come to market with 600 potential clients that can generate income not only from peers but use the strength of the organization and technology to win contracts that would have otherwise been out of reach.

Team

Bill and Gerry came together for the first time in the late 90's and created the first fully hosted employment screening system that serviced the Department of Justice (DOJ), Department of Defense and Fortune 500 companies like Rite Aide. They went and did other projects and are now back together and ready to commit full time to building this company.

Bill handled the sales, and operations bringing together best in class industry professionals and Gerry built the technology to make it all work. All this had to comply with DOJ security policies for both IT and operations.

Bill Overhulser has been involved in four Consumer Reporting Agencies (CRA's) from inception to subsequent sale and exit. Gerry Smith wrote all code for one of those with Bill and created and has been maintaining ex-fbi-agents.com for the last 10 years. We also have the FBI Special Agents that created ex-fbi-agents.com on advisory board.



William Overhulser Founder, President/BOD

Program Managed four enterprise level Consumer Reporting Agency/Investigation systems, Extensive FCRA and IT security policy experience.



Gerry Smith Founder, CTO/BOD

Coded three enterprise level Consumer Reporting Agency/Investigation systems Extensive IT security compliance experience. Founding member Ex-FBI.com.



Fred Coward Founder, CTO/BOD

Special Agent (SA) and Senior Supervisory Special Agent (SSA) of the FBI. Deputy Legal Attaché of the U.S. Embassy in Tokyo, Japan. Currently has offices located in the US, Africa & Afghanistan and strategic partner offices located in Europe, East Asia, Central and South America.

Jack Blair Advisory Board

Founding member of Ex-FBI.com with over 600 retired FBI agents as members. Director of Investigations, US Department of Energy; Assistant Inspector General, Tennessee Valley Authority; Special Agent & Supervisory Special Agent, Federal Bureau of Investigation.

Jerry Barnett Advisory Board

Founding member of Ex-FBI.com with over 600 retired FBI agents as members. Special Agent Federal Bureau of Investigation; Special Agent and Supervisory Special Agent U.S. Customs, including San Diego Air Marine Group and Operation Alliance Border Narcotics Task Force.

Andrew Klein General Counsel

Listed among The Best Lawyers in America©, Recognized as a Washington D.C. SuperLawyer©, Co-Chairs Federal Communications Bar Association State and Local Practice Committee for eleven years running.

Be a part of perceptre

This is an offering of Common Stock, under registration exemption 4(a)(6), in PERCEPTRE INC, doing business as perceptre. This offering must raise at least $10,000 by January 2, 2018 at 4:00pm ET. If this offering doesn't reach its *target*, then your money will be refunded. perceptre may issue additional securities to raise up to $106,999, the offering's *maximum*.

$0 raised

$10,000 target $106,999 maximum

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

10,959,760 shares × $0.42 per share
= $4,603,099 implied valuation

Pitch Deck


perceptre
Worldwide Intelligence Marketplace and Case Management System
CONFIDENTIAL AND PROPRIETARY


Why perceptre will succeed
• The founders have built several internet accessible automated background check order and report generation systems for Fortune 500 and Federal Government contracts including Department of Defense, Department of Justice, Rite Aid, Kellogg's, Marathon Oil and Comerica Bank.
• Board of Directors and Advisory Board have over 100 years of combined FBI experience.
• Partnering with Ex-FBI-Agents.com gives us access to over 600 FBI Special Agent members.
• By bringing together these resources, perceptre will disrupt the Private Investigation industry.
10/8/16
CONFIDENTIAL AND PROPRIETARY

Market Overview

Market Size and Trend

Forecast	2015	2016	2017	2018	2019	2020
Market Size ($ Billions)	**$4.7**	**$4.8**	**$5**	**$5.1**	**$5.3**	**$5.4**
Growth Rate		2.10%	2.80%	2.80%	2.80%	3.40%

Market forecasts show that the long term outlook for the Investigation Services industry is positive. The following five-year forecast utilizes advanced econometric techniques that take into account both short-term and long-term industry trends.


Market Forecast ($ Billions)
$4.7
$4.8
$5
$5.1
$5.3
$5.4
2015
2016
2017
2018
2019
2020

Source: Pell Research LLC 2016 Premium Report on Investigation Services

Market Case Study

ABA JOURNAL

As Lawyer Faces Trial in Wiretap Case, Others Advised to Watch

Experts see a lesson for the legal profession in the criminal case against a Los Angeles lawyer accused of paying private investigator Anthony Pellicano to wiretap a client's ex-wife…

…Mark Mermelstein, of counsel to the Los Angeles office of Orrick, Herrington & Sutcliffe, said the case shows the need to supervise investigators.

"You can't just let your investigator go out there and investigate and take the fruits of what he provides and use it," he told the National Law Journal. "As a lawyer, you really need to be on top of what your investigator is doing, and how your investigator is gathering information, to make sure your investigator is not running afoul of the law."

Source: www.abajournal.com › Daily News Jul 11, 2008

Industry Associations to Access Clients & Resources

International Intelligence Network

World Association of Detectives Established 1925

AMERICAN BAR ASSOCIATION Defending Liberty Pursuing Justice

ASIS INTERNATIONAL Advancing Security Worldwide

martindale.com connected

NALI National Association of Legal Investigators

napbs National Association of Professional Background Screeners The Voice of Screening Professionals

USA PI

Prospective Customers

- **Government Contracts;** In 2014, the federal government spent a total of **$578,455,265** on Investigation Services.*
- **Investigative firms**
- **Law firms**
- **Insurance Industry**
- **Private Sector**

* Source: Pell Research LLC 2016 Premium Report on Investigation Services

perceptre
SaaS Introduction

What is perceptre?

An internet accessible hub that compiles automated data with human intelligence replacing current methods of email, snail mail, and phone calls saving time, money, and frustration for both Assets and end users. This will shorten the distance between the client and the Asset to just a few mouse clicks establishing loyalty and brand advocacy.

Perceptre Platform Features


• Facilitate information exchange
• Formal Report on Investigation
• Categorize by specialty and geography
Case Management
Human Assets Management
Collect & Distribute Payments
Hosted Website
• Standard Initial Consultation Fee
• Hourly Tiered Rate Structure
• Content Management for Firms
• Enhancing Security & Consistency


CLIENT
Enters request and retrieves report
Motor Vehicle Records
Public Records
Credit Bureau Data
API
perceptre.
API
Investigation Software Providers
Federal Gov. Contractors
Criminal Records
Employment Verification
Completes request and/or makes request from other data sources or investigators
Investigators Cataloged by Geography And Skillset
Legend
Legend Subtitle
Symbol
Count
Description
2
Application Program Interface
1
Perceptre
2
User
7
External Server

Current member data base of over 600 former FBI Special Agents.


Washington
Oregon
Idaho
Montana
Wyoming
Nevada
California
Utah
Colorado
Arizona
New Mexico
North Dakota
South Dakota
Nebraska
Kansas
Oklahoma
Texas
Minnesota
Iowa
Missouri
Arkansas
Louisiana
Wisconsin
Illinois
Michigan
Indiana
Ohio
Kentucky
Tennessee
Mississippi
Alabama
Georgia
Florida
South Carolina
North Carolina
Virginia
West Virginia
Maryland
Delaware
New York
Vermont
Maine
New Hampshire
Rhode Island
Alaska
Hawaii
Puerto Rico
U.S. Territories

Capability to deploy feet on the ground Assets in almost any major city in the world.

All investigators have been fully vetted.

147 Investigative Services

- Security Planning
- Surveillance - Photography
- Surveillance - Physical
- System security
- Tax Evasion
- Taxation
- Telemarketing Fraud
- Anti-Trust Matters

Group 1

- Undercover Investigations
- Union / Labor Matters
- Unlawful Employment Practices
- Utility Company Investigations
- White Collar
- Wills & Trusts
- Workers Compensation
- Counter-Terrorism

Group 2

- Law Enforcement Training
- Litigation
- Mail Fraud
- Malpractice
- Matrimonial
- Mediation
- Missing Persons
- Money Laundering

Group 3

Roll Out Timeline

- Customer facing web site launch
- Identify beta launch Assets

15 Days

30 Days

- Have beta launch with Assets
- Identify beta launch customers

- Beta launch to identified customers
- Launch marketing campaign for investigators to become Assets
- Launch investigator member sign up process

60 Days

•180 Days

- Launch marketing campaign for customers to sign up
- Make available to general public

CASH FLOW PROJECTIONS

4,390 Investigation Firms in U.S.*

$1,135,627 Average Firms Yearly Revenue**

An "Active Asset" will run 5% of their revenue through perceptre.


Millions
$40
$30
$20
$10
Year 1
Year 2
Year 3
Year 4
Year 5
Year 6
Operating Income
Operating Expence
Cash Balance

	OPERATING INCOME	ACTIVE ASSETS	OPERATING EXPENSE	CASH ON HAND E.O.Y
Year 1	$51,180	Build Out	$250,866	($199,866)
Year 2	$664,342	9	$669,539	($204,883)
Year 3	$5,536,182	75	$4,132,327	$1,198,972
Year 4	$11,072,363	150	$8,007,654	$4,263,681
Year 5	$22,144,726	300	$15,758,308	$10,650,099
Year 6	$36,907,877	500	$26,092,514	$21,465,462

*Source: Pell Research LLC 2016 Premium Report on Investigation Services
**Source: Analysis of U.S. federal statistics by Pell Research LLC

Appendix

Prospective Customers

- **Government Contracts Related to Investigation Services**

In 2014, the federal government spent a total of **$578,455,265** on Investigation Services. It has awarded 3,754 contracts to 395 companies with an average value of $1,464,444 per company. *

  - Federal Government contractors e.g. OPM security clearance contractors
  - *(706 postings for contractor OPM Investigators on Monster)*
  - TSA requirements for private airport security
  - Municipalities and county courts
  - Assist law enforcement investigations and surveillance

- Investigative firms
  - Use perceptre to complete investigations
  - Provide services to other perceptre investigators e.g. MVR, Public Records etc.

Continued on NEXT SLIDE

* Source: Pell Research LLC 2016 Premium Report on Investigation Services

Prospective Customers

- Private Sector
  - Asset protection investigations
  - Intellectual Property protection
  - Facilities security reviews
  - Workers compensation

- Attorney firms
  - Family Law
  - Criminal defense
  - Intellectual Property Infringement

Financials

These funds will be used to set up operations and stand up version 1 of system to begin generating revenue. We plan a second round of fund raising within 6 months to acquire all capital required.

perceptre's official name is PERCEPTRE INC, so that's the name that appears in the statements below.

- Income statement
- Balance sheet
- Cash flow statement
- Change in equity statement
- Executive certification

Summary

- perceptre Case Management System will eliminate traditional email, snail mail, and wasted time on the phone by shortening the distance between the client and the Asset to just a few mouse clicks.
- The founders have built several automated database-driven background check order and report generation systems for Fortune 500 and Federal Government contracts.
- Our Board of Directors and Advisory Board have over 100 years of combined FBI experience.
- perceptre will access data sources and/or put feet on the ground in almost any major city in the world and will then compile the data from all sources into a "Report On Investigation," or ROI.

perceptre's SEC filings

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

- Latest offering statement

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Understand the risks

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

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